EXHBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-XXXXX) pertaining to Arch Coal, Inc. Deferred Compensation
Plan of our report dated January 29, 1998, with respect to the consolidated financial statements and schedule of Arch Coal, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Louisville, Kentucky
November 25, 1998